Exhibit 99.1

National & Retail Trades and First Call

For release: May 8, 2008 at 8:30 AM (EDT)

KOHL'S CORPORATION REPORTS APRIL COMPARABLE STORE SALES

MENOMONEE FALLS, WI, -- (Business Wire) – May 8, 2008 -- Kohl’s Corporation (NYSE: KSS) reported today that sales for the four-week period ended May 3, 2008 increased 12.0 percent over the four-week period ended May 5, 2007. On a comparable store basis, sales increased 3.5 percent.

For the combined March/April period, total sales increased 0.4 percent and comparable store sales decreased 7.7 percent.  For the quarter ended May 3, 2008, total sales increased 1.5 percent and comparable store sales decreased 6.7 percent.

Larry Montgomery, Kohl’s Chairman and Chief Executive Officer, commented, “We were encouraged by the improvement in our sales performance in April as business in seasonal categories improved.  We will be conservative in our inventory planning and expense management as we continue to expect our customers to be cautious in their spending.”

As a result of April’s performance, the Company now expects earnings to exceed its previous guidance of $0.40 to $0.42 per diluted share.

	Sales Summary
	($ in millions)
	Fiscal Period Ended		% Change This Year
	May 3,	May 5,	All	Comp
	2008	2007	Stores	Stores

April	$ 1,227.0	$ 1,095.1	12.0%	3.5%
March/April	$ 2,652.7	$ 2,642.7	0.4%	-7.7%
YTD	$ 3,624.3	$ 3,572.0	1.5%	-6.7%

On May 3, 2008, the Company operated 957 stores in 47 states, compared to 834 in 46 states at the same time last year.

Comments regarding the Company’s sales results will be provided in a pre-recorded telephone message, which will be available for 36 hours, from 8:30 AM EDT on Thursday, May 8 until 8:30 PM EDT on Friday, May 9.  The toll-free dial-in number for the replay is (888) 360-2596. (No pass code is required.)

First Quarter Earnings Release

Kohl’s Corporation will release its first quarter earnings report on May 15, 2008 at 4:00 PM EDT. Investors will have an opportunity to listen to the first quarter earnings conference call at 5:00 PM EDT on May 15 by dialing (706) 902-0486, using Conference ID 46523551.  A replay of the call will also be accessible beginning at 6 PM EDT May 15 and continuing through June 16, 2008. To listen to the replay, dial (706) 645-9291, and use Conference ID 46523551.

In addition, the call will be web cast live over the Internet through the Company's web site located at http://www.kohls.com (see "Investor Relations" / "Calendar of Events").  To participate in the conference, register at http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=60706&eventID=1843964 (Due to its length, this URL may need to be copied/pasted into your Internet browser’s address field.  Remove the extra space if one exists.), using Conference ID 46523551, at least ten minutes prior to the call to download and install any necessary audio software.  The web cast will be available for 30 days.

Cautionary Statement Regarding Forward-Looking Information

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Kohl's intends forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “anticipates,” “plans,” or similar expressions to identify forward-looking statements.  Such statements are subject to certain risks and uncertainties, which could cause Kohl's actual results to differ materially from those anticipated by the forward-looking statements.  These risks and uncertainties include, but are not limited to those described in Item 1A in Kohl’s Annual Report on Form 10-K, which is expressly incorporated herein by reference, and other factors as may periodically be described in Kohl's filings with the SEC.

About Kohl’s

Based in Menomonee Falls, Wis., Kohl’s (NYSE: KSS) is a family-focused, value-oriented specialty department store offering moderately priced, exclusive and national brand apparel, shoes, accessories, beauty and home products in an exciting shopping environment. Kohl’s operates 957 stores in 47 states and will celebrate the opening of its 1,000th store in the fall. A company committed to the communities it serves, Kohl’s has raised more than $102 million for children’s initiatives nationwide through its Kohl’s Cares for Kids® philanthropic program.  For a list of store locations and information, or for the added convenience of shopping online, visit www.kohls.com.

Investor Relations:  Wes McDonald, Chief Financial Officer, (262) 703-1893

Media:  Vicki Shamion, Vice President – Public Relations, (262) 703-1464